SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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[outbound call script]

"Hello, I'm trying to reach <s/h name>.  Is he/she available?  My name is ____ and I'm calling on a recorded line regarding the shareholder meeting for the American Funds <specific fund name>.  We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if you would have any objections to voting along with the recommendations of the Funds' Board?"

NO	YES

I see. Just to clarify, are you indicating that you'd like to vote differently, or not vote at all today?

	Shareholder Agrees to Vote	<Use Appropriate Rebuttal>	Shareholder Declines to Vote

	(read each proposal and record vote as instructed by shareholder)	Would you like our toll free number so you can call back at your convenience? Your participation would be greatly appreciated and it would just take a brief moment to vote your shares over the phone.

I am recording your < > vote and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?	YES		NO

	Please call <inbound toll free> any time between 9am and 11pm EST weekdays or between Noon and 6pm on Saturday.		Thank you for your time. Have a good day/evening!
Thank you for your time and your vote Mr./Mrs. _____ have a good _____!	Thank you for your time. Have a good day/evening!

[outbound call rebuttals]

AMERICAN FUNDS MUTUAL FUND REBUTTALS

SH states ……	Response
“My spouse takes care of it.”

I understand.  Is your wife/husband available to speak with me?

(If wife/husband is unavailable)
CSR: “Your vote is very important to the fund, as your wife/husband/spouse is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s).  This would only take a brief moment of your time.”

“I don’t know how to vote … ”

Your board of directors has reviewed the proposal(s) and believes their recommendations are in the best interest of the fund and its shareholders.  Your Board is recommending shareholders vote <Vote Recommended line from briefly paragraph >.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

"My broker takes care of it "

I understand that your Broker may help you choose your funds, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your Broker. I can go over the proposal(s) quickly for you now if you wish.

“I don’t have the time right now …”	I understand, however, your vote is very important. Voting now will only take a brief moment of your time. Would you have any objections to voting along with the recommendations of the Funds’ Board?
“I’m not interested / I don’t want to vote / I don’t have enough shares to vote”

Every vote is important to the fund and helps bring the fund a step closer to holding the meeting.  If not enough votes are received, the shareholder meeting may have to be adjourned.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I sold my shares / I no longer own shares in that Fund”

I understand.  However you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you have any objections to voting along with the recommendations of the Funds’ Board?

SH states ……	Response
“I’ve never received a call like this before”

This has become a standard in the industry and the proxy statement mentions that if your vote is not received you may receive a call offering you the convenience of voting by telephone. Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I’ll vote later” OR: I’ll vote via mail, online, etc”

I understand.  We are calling today because your Board would like to hear from all shareholders on this matter. Your Fund has asked us to call to offer you the convenience of voting over the phone, which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded.

Would you like to vote along with the recommendations of the Funds’ Board?

If the shareholder only says YES when they are asked if they have objections…

Agent note: use this rebuttal if the shareholder’s YES means that either they don’t want to vote today or do not want to vote with the Board’s recommendations.

I see. Just to clarify, are you indicating you’d like to vote differently, or not vote at all today ?

SH States …	Response
“Why are you calling me?” # 1

Your Fund has asked us to contact you because we sent you a proxy card to register your vote for the upcoming shareholder meeting and haven’t received it back, so we are calling to encourage you to vote your shares.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“Why are you calling me?” # 2 (to use if the first answer does not satisfy the shareholder).

Your Board would like to hear from all shareholders on this matter and your Fund has asked us to call to offer you the convenience of voting over the phone.  This makes your voting process much easier and faster.  Would you have any objections to voting along with the recommendations of the Funds’ Board?

“I don't accept these types of calls.”

I am sorry for any inconvenience, however, I did want to let you know that this call is in regards to your current investment in the < Fund name > and we are simply calling to advise you of a shareholders meeting and are asking if you would like to register your vote.  Would you like to vote?

Agent Note: if shareholder is irate, or reiterates that they do not want to accept these types of calls, please see the ‘Please do not call me again’ response below.

Please do not call me again. OR Please add me to your do not call list.

I understand how you feel about unwanted calls and will add you to our internal Do Not Call list.  However, I did want to let you know that this call is regarding your current investment in the <Fund Family name> and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote.

“How many votes do you still need?”

I have limited information on that. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would have any objections to voting along with the recommendations of the Funds’ Board?

[additional outbound call rebuttals]

AMERICAN FUNDS MUTUAL FUNDS REBUTTALS

Who’s Calling? / Why Are You Calling? :  AMERICAN FUNDS

SH states ……	CSR Response:
Person on line asks “Who’s calling?”, but has not yet indicated that they are the shareholder.	My name is ____ and I'm calling on a recorded line regarding the shareholder meeting for American Funds. Is < s/h name > available? / Is there a better time to reach them?
SH says “I’m < s/h name >. Why are you calling me?

My name is ______ and I’m calling on a recorded line regarding the shareholder meeting for the American Funds < specific fund name >.  We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if you would have any objections to voting along with the recommendations of the Fund’s Board?

SH asks “Who are you, & where are you calling from? / Are you selling something? .. AFTER you have read the introduction to the script.

I’m calling from Computershare Fund Services / DF King.  Computershare Fund Services / DF King handles proxy voting for mutual funds.   American Funds hired us to handle the proxy voting for the upcoming shareholder meeting.

For your information, I am calling on a recorded line. We sent you a proxy card to register your vote for the shareholder meeting and haven't received it back, so we're calling to ask if you would have any objections to voting along with the recommendations of the Fund’s Board?